                                                                  EXHIBIT 99.3

                            NONCOMPETITION AGREEMENT



     This Agreement is entered into as of October 19, 2002 by Stericycle, Inc., a Delaware corporation ("Parent"), and Robert P. Scherer, Jr., a Georgia resident ("Officer").

                                   Background:

     A. Concurrently with the execution of this Agreement, Parent, Sharps Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("MergerSub"), and Scherer Healthcare, Inc., a Delaware corporation ("Company"), have entered into an agreement and plan of merger (the "Merger Agreement").

     B. The Merger Agreement contemplates a transaction (the "Merger") in which Parent will acquire all of Company's outstanding capital stock for cash through a reverse merger of MergerSub with and into Company.

     C. Officer has been chairman of the board of directors of Company and Company's chief executive officer since February 1995, its president since May 1998 and a director since 1977. He is also a principal stockholder of Company.

     D. In view of Officer's knowledge, experience, judgment and access to substantial financial resources, Parent wants assurances that Officer will not directly or indirectly compete with Parent following consummation of the Merger. Officer is willing to provide these assurances on the following terms.

     Now, therefore, in consideration of their mutual promises and intending to be legally bound, the Parties agree as follows:

     1. DEFINITIONS

     Certain capitalized terms used in this Agreement are defined either in this Agreement or in the attached EXHIBIT A. Any capitalized term used in this Agreement or in EXHIBIT A without being so defined has the same meaning that it has in the Merger Agreement (which, solely for this purpose, is incorporated in this Agreement by reference).

     2. EFFECTIVE DATE

        (a) This Agreement shall not be effective until the Effective Time. At the Effective Time, this Agreement shall become effective automatically, without the necessity of any further action by either Party. (The date on which this Agreement becomes effective is the "Effective Date.")

        (b) Pending consummation of the Merger, neither Party may unilaterally terminate, revoke, modify or amend this Agreement. This Agreement shall be terminated automatically, without the necessity of any further action by either Party, and without any liability of any kind on the part of either Party, if the Merger Agreement is terminated prior to the Effective Time in accordance with its terms.

     3. NONCOMPETITION COVENANT

        (a) During the period beginning on the Effective Date and ending on the fifth (5th) anniversary of the Effective Date (the "Covenant Period"), Officer shall not directly or indirectly do any of the following things, regardless of the Capacity in which Officer is acting (these restrictions on Officer constituting his "Noncompetition Covenant"):

            (1) accept employment with, engage in, acquire any form of financial interest in, or render compensated or uncompensated advisory or other services to any Competing Business (but this restriction shall not apply to Officer's direct or indirect beneficial ownership of not more than 2% of the issued and outstanding stock of any corporation whose stock is available to the general public on a national securities exchange or the Nasdaq National Market System);

            (2) solicit or attempt to solicit for a Competing Business any customer or account of or with which a Target Company did business at any time during the three-year period ending on the Effective Date; and

            (3) solicit for employment or hire away any employee of a Target Company, or any employee of Parent or another Parent Subsidiary who is an employee of a Target Company, regardless of whether the employee is full-time, part-time or temporary, or is employed on an "at will" basis or pursuant to a written agreement.

        (b) The duration of the Covenant Period shall be extended for a period equal to the duration of any period of violation of Officer's Noncompetition Covenant.

        (c) As provided in Paragraph 5(c), the duration of the Covenant Period may be reduced by any court of competent jurisdiction in which Parent seeks to enforce the Noncompetition Covenant to the maximum period that the court considers reasonable in light of the circumstances in which the Parties entered into this Agreement.

     4. PAYMENTS

        (a) In consideration of Officer's Noncompetition Covenant, Parent shall pay Officer as follows:

            (1) Parent will pay $195,000 to Officer on the Effective Date;
        and

            (2) Parent will pay $195,000 to Officer on each of the first
        (1st) through fourth (4th) anniversaries of the Effective Date (or on the last business day preceding the first (1st) through fourth (4th) anniversaries, as the case may be, if any such anniversary date is not a business day).

        (b) If Parent fails to make any payment described in Paragraph 4(a) (a "Payment") when due, interest shall accrue on the delinquent amount until paid at a fluctuating rate equal at all times to three percent (3%) above the rate of interest that Bank of America, N.A. announces as its prime or equivalent rate of interest (the "Prime Rate").

        (c) If Parent fails to make any Payment when due, and the default continues for fifteen (15) days after Officer gives Notice of the default to Parent, Officer may accelerate the remaining Payments and declare them to be immediately due and payable, by Notice of acceleration given to Parent. Interest shall accrue on the accelerated amount until paid at a fluctuating rate equal at all times to three percent (3%) above the Prime Rate. Officer's acceleration of the remaining Payments shall not terminate his Noncompetition Covenant.

        (d) In the event of Officer's death prior to the expiration of the Covenant Period, Parent shall make the remaining Payments, when it would have made them to Officer, to Officer's estate or as Officer may have directed otherwise in the last Notice of directions that Parent received from Officer prior to his death.

        (e) If there has been a breach by Officer of the Noncompetition Covenant, which is not cured within thirty (30) days after written notice of such breach is given by Parent to Officer, Parent shall not be required to make any Payment to Officer payable to Officer after Officer has violated the Noncompetition Covenant.

        (f) All amounts payable by Parent to Officer under this Paragraph 4 shall be paid by wire transfers to the bank account designated by Officer in wire transfer instructions delivered to Parent no later than two (2) business days prior to the Effective Date (as Officer may change these instructions by Notice to Parent).

     5. ENFORCEMENT OF NONCOMPETITION COVENANT

        (a) The Parties stipulate and agree that any violation by Officer of the Noncompetition Covenant would result in immediate and irreparable injury and harm to Parent unless injunctive relief were granted, and that money damages for the violation would be both difficult to determine and inadequate to compensate Parent for its injury.

        (b) Officer accordingly agrees that in the event that he violates his Noncompetition Covenant, Parent shall be entitled to obtain a temporary restraining order and a preliminary and permanent injunction to prevent Officer's continued violation, without the necessity of proving actual damages or posting any bond or security. This right to injunctive relief shall be in addition to the right to terminate payments under Paragraph 4(e) and any other remedies to which Parent may be entitled. If Parent prevails in its lawsuit against Officer, Officer shall pay Parent's attorneys' fees and court costs in prosecuting its lawsuit.

        (c) Officer stipulates and agrees that if the court in which Parent seeks injunctive relief determines that the Noncompetition Covenant is too broad in scope or territorial application to be legally valid and enforceable, or that the duration of the Noncompetition Covenant is too long to be legally valid and enforceable, the scope, area or duration may be reduced to limits that the court considers reasonable and, as so reduced, the restriction may be enforced against Officer.

     6. NOTICES

     Each notice or other communication under this Agreement (a "Notice") shall be in writing and sent by certified or registered mail, overnight messenger service, personal delivery or facsimile transmission, as follows:

        (a)   if to Parent, to:

                            Stericycle, Inc.
                            21861 North Keith Drive
                            Lake Forest, Illinois  60045
                            Attention:  Mr. Mark C. Miller
                            Facsimile:  (847) 367-9462

        with a copy to:

                            Johnson and Colmar
                            300 South Wacker Drive, Suite 1000
                            Chicago, Illinois 60606
                            Attention:  Craig P. Colmar. Esq.
                            Facsimile:  (312) 922-9283

         (b)  if to Officer, to:

                            Robert P. Scherer, Jr.
                            4403 Northside Parkway, Suite 1103
                            Atlanta, Georgia  30327

        with a copy to counsel, if designated by Officer.

        All Notices sent by certified or registered mail shall be considered to have been given three business days after being deposited in the mail. All Notices sent by overnight courier service or personal delivery shall be considered to have been given when actually received by the intended recipient. All notices sent by facsimile transmission shall be considered to have been given when transmitted with confirmation that transmission was made, so long as a copy was also sent on the same day in either of the manners provided in the sentence immediately preceding this sentence. A Party may change its or their address or facsimile number for purposes of this Agreement by Notice in accordance with this Paragraph 6.

     7. SEVERABILITY

     If any provision of this Agreement is held invalid, illegal or unenforceable by a court of competent jurisdiction, the provision shall be severed and the other provisions of this Agreement shall remain in full force and effect. Any severed provision of this Agreement shall be judicially modified to the minimum extent necessary in order to render it valid, legal and enforceable while accomplishing the intent of the provision as nearly as may be practicable.

     8. GOVERNING LAW

        (a) This Agreement shall be governed by the Laws of the State of Illinois, where Parent's principal executive offices are located, without regard to Illinois conflicts of law principles. Officer acknowledges that Parent believes that the Noncompetition Covenant may be more readily enforced under Illinois Law than under Georgia Law; and in order to provide additional assurance to Parent, Officer has agreed, despite Officer's residence in the State of Georgia, to the application of Illinois Law to the interpretation and enforcement of this Agreement.

        (b) Officer consents to the enforcement of this Agreement in the United States District Court for the Northern District of Illinois, the United States District Court for the Northern District of Georgia, the Circuit Court of Cook County, Illinois, and the Superior Court of Fulton County, Georgia, and consents to the personal jurisdiction of those courts.

     9. MISCELLANEOUS

        (a) Each Party has had the opportunity to obtain and has obtained the advice of independent legal counsel prior to entering into this Agreement.

        (b) This Agreement is the product of negotiation by the Parties, and shall not be construed for or against either Party on the basis of draftsmanship.

        (c) This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and their respective heirs, legal representatives and successors.

     In witness, the Parties have executed this Agreement.

                                        STERICYCLE, INC.


                                        By:    /s/ Mark C. Miller
                                             ---------------------------------
                                        Name:  Mark C. Miller
                                        Title: President/CEO



                                             /s/ Robert P. Scherer, Jr.
                                             ---------------------------------
                                                 ROBERT P. SCHERER, JR.

                                    EXHIBIT A

                                   DEFINITIONS



     BUSINESS means a person, proprietorship, partnership, joint venture, limited liability company, corporation, enterprise or other entity.

     CAPACITY means in any capacity, whether as an employee, sole proprietor, partner, joint venturer, limited liability company member, shareholder, consultant, adviser, principal, agent, lender, seller, buyer, supplier, vendor, consultant or in any other capacity or role.

     COMPETING BUSINESS means a Business that

          (a) (1) collects, transports, treats or disposes of regulated medical waste, or solicits the collection, transportation, treatment or disposal of regulated medical waste, or

               (2) provides containment, control, collection and processing services for sharp-edged medical regulated medical waste (or "sharps"), or solicits the provision of containment, control, collection and processing services for sharp-edged regulated medical waste, or

               (3) provides training and education programs or consulting services relating to activities described in clauses (1) and (2),

               (4) from or at any location anywhere within a Parent Service Area; or

          (b) engages in the manufacture, marketing or wholesale distribution anywhere in the United States of over-the-counter healthcare products used for the treatment of colds and coughs, eye and ear irritations and insect bites.

     PARTY means Parent or Officer, and PARTIES means both of them.

     PARENT SERVICE AREA means:

          (a) the metropolitan New York City area, and

          (b) any other geographic service area in the United States, Canada or Puerto Rico in which Parent or a Parent Subsidiary (i) collects, transports, treats or disposes of regulated medical waste, or solicits the collection, transportation, treatment or disposal of regulated medical waste, or (ii) provides containment, control, collection and processing services for sharp-edged medical regulated medical waste, or solicits the provision of containment, control, collection and processing services for sharp-edged regulated medical waste, or (iii) provides training and education programs or consulting services relating to activities described in clauses (i) and
     (ii).

     PARENT SUBSIDIARY means a Target Company and any other corporation or other entity in which Parent has a direct or indirect controlling interest.